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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 333-123457) and related Prospectus of ING USA Annuity and Life Insurance Company for the registration of $5,000,000,000 secured medium-term notes and to the incorporation by reference therein of our reports dated March 24, 2006, with respect to the financial statements and schedules of ING USA Annuity and Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

Atlanta, Georgia
June 9, 2006